EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 133-149439 on Form S-3, and Registration Statements No. 333-145747, 333-135577,333-68319, 333-80641, 333-28019, 333-28021, 333-41353, 333-50013, 333-55969, 333-30160, 333-42828, 333-75820, 333-103252, 333-104247, and 333-161638 on Form S-8 of our report dated February 25, 2010 (December 9, 2010 as to the effects of the discontinued operations discussed in Note 2, and the change in reportable segments discussed in Note 20), relating to the financial statements and financial statement schedule of Dean Foods Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the provisions of new Accounting Standards relating to “Business Combinations” in 2009 and the adoption of the provisions of Accounting Standards relating to “Accounting for Uncertainty in Income Taxes” in 2007) for the year ended December 31, 2009, appearing in this Current Report on Form 8-K.

/S/ DELOITTE & TOUCHE LLP

Dallas, Texas

December 9, 2010